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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 23, 2006
                        (Date of earliest event reported)


                               KAHIKI FOODS, INC.
             (Exact Name of Registrant as specified in its charter)

                    Ohio
        (State or Other Jurisdiction                   333-113925
              of Incorporation)                 (Commission file Number)


                                   31-1056793
                        (IRS Employer Identification No.)

                     1100 Morrison Road, Gahanna, Ohio 43230
               (Address of principal executive offices)(Zip code)


               Registrant's Telephone Number, Including Area Code
                                 (614) 322-3180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b)

[   ] Pre-commencement communications pursuant to rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c)).







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ITEM 3.02 Unregistered Sales of Equity Securities

Townsends, Inc. ("Townsends") owns all of the outstanding Series A Preferred Stock of Kahiki Foods, Inc. ("Kahiki"). Mr. Chuck Dix, President of Townsends, is also a Director of Kahiki.

Holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends at the annual rate of $0.1125 per share, payable semi-annually on each June 1 and December 1. Such dividends are cumulative and compound annually if they are not declared and paid. All such dividends take precedence to any dividends on Kahiki's Common Stock. The Board of Directors has the option to pay such dividends in cash, or in additional shares of Series A Preferred Stock.

At a meeting of Kahiki's Board of Directors on August 23, 2006, Kahiki's Directors (with Mr. Chuck Dix abstaining from the vote) declared a dividend on Kahiki's Series A Preferred Stock of $28,687, payable in the form of 12,750 immediately issuable shares of Series A Preferred Stock. The amount reflects the annual rate of dividend on the Series A Preferred Stock for the period that Townsends owned such stock and until June 1, 2006, with such amount converted to shares of Series A Preferred Stock at a rate of $2.25 per share.

Each share of Kahiki's Series A Preferred Stock is convertible into one share of Kahiki Common Stock. After considering this dividend of shares, Townsends owns 943,491 shares of Series A Preferred Stock. If all such shares were converted into Common Stock, Townsends would own approximately 19.8% of the total then-outstanding Common Stock.

A full description of the provisions of the Series A Preferred Stock is included in the "AMENDED AND RESTATED ARTICLES OF INCORPORATION OF KAHIKI FOODS, INC." as outlined in Appendix B to the Definitive Proxy Statement for the Annual Meeting of Kahiki Shareholders held on August 8, 2005.

ITEM 8.01 Other Events

At the Annual Meeting of the Shareholders of Kahiki held on August 23, 2006, the Shareholders elected six Directors and ratified the selection of Plante & Moran, PLLC as Kahiki's independent auditors for the year ended March 31, 2007. Shareholders did not vote on any other issues at the Annual Meeting. Shareholders voted 3,558,873 shares of Common Stock and 930,741 shares of Series A Preferred Stock, a total of 4,489,614 shares, at the Annual Meeting.

Proxies for the annual meeting of shareholders were solicited pursuant to Regulation 14A under the Exchange Act. There were no solicitations in opposition to the nominees as listed in the proxy statement. Shareholders elected all nominees as Directors.

The voting for Directors is summarized as follows:

Directors elected            Votes for       Votes withheld
--------------------         ---------       --------------
Alice W. Tsao                4,469,614               20,000
Charles Dix                  4,469,614               20,000
John Dix                     4,489,614                    0
Allen Proctor                4,489,614                    0
R. L. Richards               4,488,614                1,000
Bradford M. Sprague          4,489,614                    0

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The voting for the ratification of Plante & Moran, PLLC as auditors was
4,489,614 shares for, 0 shares against, and 0 shares abstained.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAHIKI FOODS, INC.

By: (s) Frederick A. Niebauer
        ---------------------------
        Frederick A. Niebauer
        Chief Financial Officer

Dated:  August 25, 2006